Exhibit 107

Calculation of Filing Fee Tables

Form S-11

Starwood Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in Governing Instruments)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Class T Common Stock, Class S Common Stock, Class D Common Stock and Class I Common Stock	457(o)	—	—	$500,000,000	$92.70	$46,350	—	—	—	—
Fees Previously Paid	Equity	Class T Common Stock, Class S Common Stock, Class D Common Stock and Class I Common Stock	457(o)	—	—	$16,000,000,000	$92.70	$1,483,200	—	—	—	—

Carry Forward Securities
Carry Forward Securities	Equity	Class T Common Stock, Class S Common Stock, Class D Common Stock and Class I Common Stock	415(a)(6)	—	—	$1,500,000,000	—	—	S-11	333-249719	June 2, 2021	$163,650

	Total Offering Amounts					$18,000,000,000		$1,529,550

	Total Fees Previously Paid							$1,483,200

	Total Fee Offsets							—

	Net Fee Due							$46,350

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	—	—	—		—						—
Rule 457(p)
Fee Offset Claims	—	—	—	—		—	—	—	—	—
Fee Offset Sources	—	—	—		—						—

Table 3—Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

—	—	—	—	—	—	—